EXHIBIT 3.3.1
                                                                   -------------
                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SALON MEDIA GROUP, INC.

     SALON MEDIA GROUP, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation of the Company has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

     RESOLVED: That the first paragraph of Article Fourth of the Company's Restated Certificate of Incorporation will be amended to read as follows:

          A. Capitalization. The total number of shares of all classes of stock that the Corporation will have authority to issue is six hundred five million (605,000,000) shares, consisting of five million (5,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock") and six hundred million (600,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock").

     2. The foregoing amendment has been approved by the Company's stockholders at a meeting of such stockholders duly held on November 17, 2004.

     IN WITNESS WHEREOF, SALON MEDIA GROUP, INC. has caused this certificate to be signed by its Chairman and Chief Executive Officer this 19 day of Nov., 2004.

                                          SALON MEDIA GROUP, INC.


                                          By: /s/ Elizabeth Hambrecht
                                              --------------------------
                                          Name: Elizabeth Hambrecht
                                          Title: President, Chief Financial
                                                 Officer and Secretary